EXHIBIT 99.1

Agenus Announces Research Collaboration With Memorial Sloan-Kettering Cancer Center

MSKCC to Test Agenus' Personalized Cancer Vaccine in Combination With Novel Immunomodulatory Agents

LEXINGTON, Mass., Jan. 24, 2011 (GLOBE NEWSWIRE) -- Agenus Inc. (Nasdaq:AGEN) today announced it has entered into a research agreement with Memorial Sloan-Kettering Cancer Center (MSKCC) using Agenus' proprietary cancer vaccine technology.

The collaboration will test Agenus' cancer vaccine in combination with antibodies that are intended to target specific markers on tumor cells, such as CTLA-4 and PDL-1. This group of antibodies represents a new class of immunotherapeutic agents that are thought to have complementary mechanisms of action with cancer vaccines. The studies will be performed in the laboratory of Jedd D. Wolchok, M.D., Ph.D., a leader in the field of cancer immunotherapy. Dr. Wolchok serves as the Associate Director of the Ludwig Center for Cancer Immunotherapy at MSKCC as well as Director of Immunotherapy Clinical Trials.

"Collaborating with MSKCC and Dr. Wolchok's laboratory opens a new chapter in the development of our personalized cancer vaccine portfolio for targeting later stages of this disease," said Garo Armen, Ph.D., CEO of Agenus. "Partnerships with leading institutions are central to Agenus' strategy to bringing life-changing products for cancer patients to market faster."

Agenus' cancer vaccine is designed to expand and specifically program the army of T-cells responsible for killing tumor cells; however, as cancer grows it becomes smarter and increasingly builds an 'immune fortress' that can protect itself from the attack of T-cells. Therefore, combining a product that activates T-cells with an agent that blocks the signal preventing the T-cells from effectively killing the tumor could have highly potent outcomes.

"Combination immunotherapy in cancer is increasingly becoming a key focus of research, and this collaboration will add to this important and growing knowledge base," said Dr. Wolchok. "Our interest in Agenus' cancer vaccine is that it contains many antigens that are genetically matched with the cancer as the product is derived from the tumor itself."

"In addition to this preclinical research effort, we are looking forward to opportunities to rapidly initiate clinical trials, combining our Prophage series of cancer vaccines with either marketed or investigational agents that work against T-cell down regulation," said Dr. Armen.

About Agenus

Agenus (formerly Antigenics) is a biotechnology company working to develop treatments for cancers and infectious diseases. For more information, please visit www.agenusbio.com.

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Forward Looking Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements as to future research and development plans and objectives of Agenus Inc. and the potential application of its cancer vaccine technologies. Forward-looking statements typically are identified by use of terms such as "may," "will," "should," "plan," "expect," "intend," "anticipate," "estimate," and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to decisions of our collaboration partners, physicians, patients, and regulatory authorities, timing and results of studies involving the company's cancer vaccines, and the risk and uncertainties described under the heading "Risk Factors" in the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, and in other filings that we may make with the Securities and Exchange Commission from time to time. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and Agenus undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Agenus' business is subject to substantial risks and uncertainties, including those identified above. When evaluating Agenus' business and securities, investors should give careful consideration to these risks and uncertainties.

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